UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 12, 2010

AIVTECH INTERNATIONAL GROUP CO.
(Exact name of registrant as specified in its charter)

Nevada	333-161941	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

#401, 8 Men, 13 Lou, Dong Hua Shi Bei Li Zhong Qu,
Chong Wen Qu, Beijing, P.R. China
(Address of Principal Executive Offices) (Zip Code)

+86-136-7134-5183
(Issuer Telephone number, including area code)

ECOCHILD, INC.
 (Former name or former address, if changed since last report)
_____________________

Copies to:
Gregg Jaclin, Esq.
Yarona Y. Liang, Esq.
Anslow + Jaclin,  LLP
195 Route 9 South, Suite 204
Manalapan, New Jersey 07726
(732) 409-1212
________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

  Explanatory Note

On May 12, 2010, AIVtech International Group Co., formerly known as Ecochild, Inc. (the “Company”) filed a Form 8-K (the “Initial Form 8-K”) describing the completion of a share exchange transaction with AIVtech Holding (Hong Kong) Limited (“AIVtech”) and its shareholders that resulted in AIVtech becoming a wholly-owned subsidiary and the new operating business of the Company on May 12, 2010. The share exchange transaction was accounted for as a reverse acquisition and recapitalization and, as a result, the consolidated financial statements of the Company (the legal acquirer) will, in substance, be those of AIVtech (the accounting acquirer), with the assets and liabilities, and revenues and expenses, of the Company being included effective from the date of the share exchange transaction.

This Current Report on Form 8-K/A (“Form 8-K/A”) is being filed to furnish the consolidated financial statements of AIVtech as of March 31, 2010 and 2009. Additionally, we are amending certain disclosures under Item revise certain disclosures under Item 4.01 (Changes in Registrant’s Certifying Accountant) and Item 5.03 (Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year) in the Initial Form 8-K to correct inadvertent drafting errors.

This Form 8-K/A is limited in scope to the revisions described above and does not amend, update, or change any other items or disclosures contained in the Initial Form 8-K. Accordingly, all other items that remain unaffected are omitted in this filing. The filing of this Form 8-K/A shall not be deemed an admission that the Initial Form 8-K, when filed, intentionally included any known untrue statement of material fact or knowingly omitted to state a material fact necessary to make a statement not misleading.

Item 4.01   Changes in Registrant’s Certifying Accountant

(a) Dismissal of Previous Independent Registered Public Accounting Firm.

i.	On May 12, 2010, we dismissed Ronald R. Chadwick, P.C. (“Ronald”) as our independent registered public accounting firm. The Board of Directors of the Company approved such resignation on May 12, 2010.
ii.	The Company’s Board of Directors participated in and approved the decision to change our independent registered public accounting firm.
iii.
Ronald’s reports on the financial statements of the Company for the years ended October 31, 2009 and 2008 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

iv.
In connection with the audit and review of the financial statements of the Company through May 12, 2010, there were no disagreements on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with Ronald’s opinion to the subject matter of the disagreement.

v.
In connection with the audited financial statements of the Company for the years ended October 31, 2009 and 2008 and interim unaudited financial statement through May 12, 2010, there have been no reportable events with the Company as set forth in Item 304(a)(1)(v) of Regulation S-K.

vi.
The Company provided Ronald with a copy of this Current Report on Form 8-K and requested that Ronald furnished it with a letter addressed to the SEC stating whether or not they agree with the above statements. The Company has received the requested letter from Ronald, and a copy of such letter is filed as Exhibit 16.1 to this Current Report Form 8-K.

(b) Engagement of New Independent Registered Public Accounting Firm.

i.
On May 12, 2010, the Company engaged Acquavella, Chiarelli, Shuster, Berkower & Co., LLP (“ACSB”) as its new independent registered public accounting firm. The decision to engage ACSB was approved by the Board of Directors of the Company on May 12, 2010.

ii.
Prior to May 12, 2010, the Company did not consult with ACSB regarding (1) the application of accounting principles to a specified transactions, (2) the type of audit opinion that might be rendered on the Company’s financial statements, (3) written or oral advice was provided that would be an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issues, or (4) any matter that was the subject of a disagreement between the Company and its predecessor auditor as described in Item 304(a)(1)(iv) or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 12, 2010, pursuant to the Exchange Agreement, the Board of Directors adopted a resolution by unanimous written consent changing its fiscal year end from October 31 to December 31.   This change was made to be consistent with the fiscal year of AVItech, which is now our wholly-owned subsidiary and the operating company.

On May 12, 2010, pursuant to the Exchange Agreement, the Board of Directors adopted a resolution by unanimous written consent changing its name from “Ecochild, Inc.” to “AIVtech International Group Co.” The Certificate of Amendment is attached herein as Exhibit 3.3.

Item 9.01       Financial Statement and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
2.1	Share Exchange Agreement by and between the Company, AIVtech Holding (HK) Limited and the AIVtech Shareholders, dated May 12, 2010 (2)

3.1	Certificate of Incorporation (1)

3.2	By Laws (1)

3.3	Amendment to Certificate of Incorporation *

16.1	Letter from Ronald R. Chadwick, P.C., dated May 14, 2010 (2)

99.1	The Audited Consolidated Financial Statements of AIVtech as of December 31, 2009 and 2008 (2)

99.2	The Unaudited Pro Forma Financial Information of Ecochild, Inc. (2)

99.3	The Unaudited Consolidated Financial Statements of AIVtech as of March 31, 2010 and 2009 *

* filed herein.

(1) Incorporated by reference to the Company’s Registration Statement on Form S-1 filed with the SEC on September 16, 2009.
(1) Incorporated by reference to the Company’s current report on Form 8-K filed with the SEC on May 14, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

AIVTECH INTERNATIONAL GROUP CO.

Date: June 1, 2010	By:	/s/ JinLin Guo
JinLin Guo President, CEO and Chairman of the Board of Directors